Exhibit 11

December 22, 2020

Barings BDC, Inc.
300 South Tryon Street, Suite 2500
Charlotte, North Carolina 28202

Re:          Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as special Maryland counsel to Barings BDC, Inc., a Maryland corporation (the “Company”) and a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), in connection with the registration of up to 200,000 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), to be issued by the Company in connection with the merger (the “Merger”) of Mustang Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Acquisition Sub”), with and into MVC Capital, Inc., a Delaware corporation (“MVC”) (to be followed by the merger of MVC with and into the Company), pursuant to that certain Agreement and Plan of Merger, dated as of August 10, 2020 (the “Merger Agreement”), by and among the Company, Acquisition Sub, MVC, and Barings LLC, a Delaware limited liability company and the external investment advisor to the Company. The Shares to be issued are being registered by the Company pursuant to the Registration Statement on Form N-14 (including the form of joint proxy statement/prospectus that is incorporated by reference therein, the “Registration Statement”) as filed by the Company with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof.

We have examined the Registration Statement (excluding the exhibits thereto and the documents incorporated by reference therein or otherwise deemed to be part of or included therein), the Merger Agreement, the charter and bylaws of the Company as each is currently in effect and various other documents, corporate records, laws and regulations as we have deemed necessary for the purposes of giving the opinions set forth in this opinion letter.

In giving the opinions set forth herein, we have made the following assumptions:

(a)
(i) All documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform to the original documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) all natural persons who executed any of the documents that were reviewed by us had legal capacity at the time of such execution and (v) all public records reviewed by us or on our behalf are accurate and complete.

Barings BDC, Inc. December 22, 2020 Page 2

(b)
At the time of issuance of the Shares, the Company will have a sufficient number of authorized but unissued shares of the Common Stock for the issuance, and the certificate of merger with respect to the Merger will have been filed with the Secretary of State of the State of Delaware.

(c)	At the time of issuance of any of the Shares, the Company will be in good standing under the laws of the State of Maryland.

Based upon our examination and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.
The Company is a corporation duly incorporated and validly existing as a corporation under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”).

2.
The Shares to be registered under the Securities Act have been duly authorized for issuance and, when and if issued and delivered upon the consummation of the Merger in the manner contemplated by the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

We have relied as to certain factual matters on information obtained from public officials and officers of the Company.  In giving our opinion set forth in numbered opinion paragraph 1 above, our opinion is based solely on a certificate issued by the SDAT as of a recent date, to the effect that, among other things, the Company is duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing.

Our opinions expressed herein are limited to the laws of the State of Maryland, except that we express no opinion with respect to the blue sky or other securities laws or regulations of the State of Maryland.  We express no opinion with respect to compliance with the 1940 Act or other federal securities laws or with respect to the effect or applicability of the laws of any jurisdiction other than the laws of the State of Maryland.  The opinions expressed herein are limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name under the heading “Legal Matters” in the joint proxy statement/prospectus that is incorporated by reference in the Registration Statement and to the filing of this opinion letter as an exhibit to the Registration Statement.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Barings BDC, Inc. December 22, 2020 Page 3

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ Scott R. Wilson
Principal